EXHIBIT 4f


                         AGREEMENT AND SECOND AMENDMENT
                                       TO
                     REVOLVING CREDIT AGREEMENT (FACILITY B)


          THIS AGREEMENT AND SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (FACILITY B) (this "Amendment") dated as of June 28, 1996 is among TANDY
                         ---------
     CORPORATION, a Delaware corporation (the "Company"), the Retiring
                                               -------
     Bank (as defined below), the banks and other financial institutions listed on the signature pages under the heading Banks including the New Banks (as defined below) (collectively, the "Banks"), and TEXAS COMMERCE BANK
                                        -----
     NATIONAL ASSOCIATION, as agent (in such capacity, the "Agent") for the
                                                            -----
     Banks.

                              PRELIMINARY STATEMENT
                              ---------------------

          (a) The Company, certain of the Banks, BARCLAYS BANK PLC ("Barclays"),
                                                                     --------
     the Retiring Banks and the Agent entered into a Revolving Credit Agreement (Facility B) (the "Original Credit Agreement") dated as of May 27, 1994.
                        -------------------------

          (b) The Company, certain of the Banks, the Retiring Bank, Barclays and the Agent entered into the Agreement and First Amendment To Revolving Credit Agreement (Facility B) ("First Amendment") dated as of May 26, 1995
                                     ---------------
     modifying the Original Credit Agreement (the Original Credit Agreement, as amended by the First Amendment, being the "Credit Agreement") by inter alia
                                                ----------------
     adding CITICORP USA, INC. ("Citicorp"), and COMMERZBANK AKTIENGELLSCHAFT,
                                 --------
     ATLANTA AGENCY ("Commerzbank"), as Banks under the Credit Agreement,
                      -----------
     retiring Barclays as a Bank thereunder and modifying the Commitment amount for each Bank.

          (c) There are no outstanding loan balances or any advances owed by the Company to any of the Banks pursuant to the Credit Agreement.


          (d) The Company has requested that certain provisions of the Credit Agreement be amended, that the Total Commitment be increased from $200,000,000 to $300,000,000 and that each of the Banks have a Commitment equal to the amount shown opposite its signature on the signature pages hereof.

          (e) THE CHASE MANHATTAN BANK, N.A. (the "Retiring Bank"), no longer
                                                   --------------
     wishes to be a party to the Credit Agreement, and each of UNION BANK OF SWITZERLAND and THE SAKURA BANK, LIMITED (collectively, the "New Banks"),
                                                                  ---------
     wishes to become a party to the Credit Agreement as amended hereby.

          (f) All capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company, the Banks, the Retiring Bank and the Agent hereby agree as follows:

          SECTION 1.  Amendment to Section 1.01 of the Credit Agreement.  The
                      -------------------------------------------------
     definitions of the terms "Applicable Fee Percentage", "Applicable Margin" and "Maturity Date" contained in Section 1.01 of the Credit Agreement are hereby amended in their entirety to read as follows:

          "'Applicable Fee Percentage' means, on any date, the applicable percentage set forth below based upon the ratings applicable on such date to the Company's senior, unsecured, non-credit-enhanced long term indebtedness for borrowed money ("Index Debt"):

                                                 Applicable Fee
                 Category 1                        Percentage
                 ----------                        ----------

          A or higher by S&P; and                     .0800
          A2 or higher by Moody's

                 Category 2
                 ----------

          Lower than A and equal to or                .1000
          greater than BBB+ by S&P; and

          Lower than A2 and equal to or
          greater than Baa1 by Moody's

                 Category 3
                 ----------

          BBB by S&P; and                             .1250
          Baa2 by Moody's

                 Category 4
                 ----------

          BBB - or lower by S&P; or                   .1875
          Baa3 or lower by Moody's

     For purposes of the foregoing: (a) if neither Moody's nor S&P shall have in effect a rating for Index Debt, then both such rating agencies will be deemed to have established ratings for Index Debt in Category 4; (b) if only one of Moody's and S&P shall have in effect a rating for Index Debt, the Company and the Banks will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and pending the effectiveness of such amendment the Applicable Fee Percentage will be determined by reference to the available rating; (c) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Fee Percentage shall be determined by reference to the superior (or numerically lower) Category; and (d) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each change in the Applicable Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system." .

          "'Applicable Margin' means, on any date, with respect to Eurodollar Loans, Certificate of Deposit Loans or Alternate Base Rate Loans, as the case may be, the applicable spreads set forth below based upon the ratings applicable on such date to the Index Debt.

                               Eurodollar Certificate of Deposit Alternate Rate
            Category 1        Loan Spread      Loan Spread         Loan Spread
            ----------        -----------      -----------         -----------
     A or higher by S&P; and       .1700%           .3000%                  0%
     A2 or higher by Moody's

            Category 2
            ----------
     Lower than A and equal to or  .2000%           .3250%                   0%
     greater than BBB+ by S&P; and

     Lower than A2 and equal to or
     greater than Baa1 by Moody's

             Category 3
             ----------
     BBB by S&P; and               .2750%           .4000%                   0%
     Baa2 by Moody's

             Category 4
             ----------

     BBB - or lower by S&P; or     .4375%           .5625%                   0%
     Baa3 or lower by Moody's

     For purposes of the foregoing: (a) if neither Moody's nor S&P shall have in effect a rating for Index Debt, then both such rating agencies will be deemed to have established ratings for Index Debt in Category 4; (b) if only one of Moody's and S&P shall have in effect a rating for Index Debt, the Company and the Banks will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and pending the effectiveness of such amendment the Applicable Margin will be determined by reference to the available rating; (c) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Margin shall be determined by reference to the superior (or numerically lower) Category; and (d) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.".

          "'Maturity Date' means June 26, 2001, or the earlier termination of the Commitments pursuant to Section 7.01.".
                                 ------------

          SECTION 2.  Amendment to Section 6.10 of the Credit Agreement. Section
                      -------------------------------------------------
     6.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "The Company will not permit its Consolidated Tangible Net Worth to be less than $1,000,000,000.".

          SECTION 3.  Commitment of Banks.  Effective as of the date hereof,
                      -------------------
     each of the Banks shall have a Commitment equal to the amount shown opposite its signature on the signature pages hereof (such Bank's
     "New Commitment").
      --------------

          SECTION 4.  Conditions to Effectiveness. This Amendment shall become
                      ---------------------------
     effective when, and only when, the following conditions have been fulfilled:

          (a) the Company and the Banks shall have executed a counterpart of this Amendment;

          (b) the Agent shall have executed a counterpart of this Amendment and shall have received counterparts of this Amendment executed by the Company and the Banks;

          (c) the Agent shall have received a Note dated of even date herewith executed by the Company and payable to the order of each New Bank; and

          (d) the Agent shall have received from the Company a certificate of the Secretary or Assistant Secretary of the Company certifying that attached thereto is (i) a true and complete copy of the general borrowing resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Credit Agreement, as amended hereby, and (ii) the incumbency and specimen signature of each officer of the Company executing this Amendment.

          SECTION 5.  Representations and Warranties True; No Default or Event
                      --------------------------------------------------------
     of Default. The Company hereby represents and warrants to the Agent and the
     ----------
     Banks that after giving effect to the execution and delivery of this Amendment (a) the representations and warranties set forth in the Credit Agreement are true and correct on the date hereof as though made on and as of such date and (b) no Default or Event of Default has occurred and is continuing.

          SECTION 6.  Reference to the Credit Agreement and Effect on the Notes.
                      ---------------------------------------------------------

          (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended and affected hereby.

          (b) Upon the effectiveness of this Amendment, each reference in the Notes to "the Credit Agreement" shall mean and be a reference to the Credit Agreement, as amended and affected hereby.

          (c) Upon the effectiveness of this Amendment, each reference in the Credit Agreement and the "Notes to the Applicable Fee Percentage", "Applicable Margin" and "Maturity Date" shall mean and be a reference to such terms as modified pursuant to Section 1.
                                        ---------

          (d) Upon the effectiveness of this Amendment, each reference in the Credit Agreement and the Notes to a Bank's "Commitment" shall mean and be a reference to such Bank's New Commitment.

          (e) Upon the effectiveness of this Amendment, the Retiring Bank shall cease to be a Bank and to have any obligation to the Company under the Credit Agreement and under the Credit Agreement as amended hereby, and the Company shall have no further obligations to the Retiring Bank under the Credit Agreement and under the Credit Agreement as amended hereby, except under any indemnities contained in the Credit Agreement as amended hereby that expressly provide that they survive the termination of the Credit Agreement.

          (f) The Credit Agreement and the Notes, as amended and affected hereby, shall remain in full force and effect and are hereby ratified and confirmed.

          SECTION 7.  GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND
                      -------------
     CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW AND SHALL BE BINDING UPON THE COMPANY, THE BANKS AND THE AGENT AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

          SECTION 8.  Descriptive Headings.  The section headings appearing in
                      --------------------
     this Amendment have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Amendment.

          SECTION 9.  FINAL AGREEMENT OF THE PARTIES.  THE CREDIT AGREEMENT
                      ------------------------------
     (INCLUDING THE EXHIBITS AND SCHEDULE THERETO), AS AMENDED HEREBY, THE NOTES, THE AGENT'S LETTER AND THE OTHER LOAN DOCUMENTS, CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RESPECTING THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES RESPECTING THE SUBJECT MATTER HEREOF AND THEREOF.

          SECTION 10.  Execution in Counterparts.  This Amendment may be
                       -------------------------
     executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the date first stated herein, by their respective officers thereunto duly authorized.


                          TANDY CORPORATION


                          By:  /s/ Loren K. Jensen
                               ------------------------------
                          Name:  Loren K. Jensen
                          Title: Vice President-Treasurer

                          TEXAS COMMERCE BANK
                          NATIONAL ASSOCIATION, as Agent

                          By:  /s/ B.B. Wuthrich
                               ------------------------------
                          Name:  B.B. Wuthrich
                          Title: Vice President

     Commitment:          Banks
     ----------           -----

     $ 21,000,000.00      BANK OF AMERICA ILLINOIS, as successor to
                          Bank of America National Trust and Savings
                          Association



                          By:  /s/ W. Thomas Barnett
                               ------------------------------
                          Name:  W. Thomas Barnett
                          Title: Vice President

     Commitment:          Banks
     ----------           -----

     $ 21,000,000.00      THE BANK OF NEW YORK

                          By:  /s/ Charlotte Sohn
                               ------------------------------
                          Name:  Charlotte Sohn
                          Title: Vice President

     Commitment:          Banks
     ----------           -----

     $ 13,500,000.00      BANK ONE, TEXAS, N.A.



                          By:  /s/ John D. Hudgens
                               ------------------------------
                          Name:  John D. Hudgens
                          Title: Vice President

     Commitment:          Banks
     ----------           -----

     $ 13,500,000.00      BANK OF TOKYO - MITSUBISHI TRUST
                          COMPANY, SUCCESSOR BY MERGER TO
                          THE BANK OF TOKYO TRUST COMPANY



                          By:  /s/ M. R. Marron
                               ------------------------------
                          Name:  M. R. Marron
                          Title: Vice President

     Commitment:          Banks
     ----------           -----

     $ 21,000,000.00      CREDIT LYONNAIS NEW YORK BRANCH


                          By:  /s/ Robert Ivosevich
                               ------------------------------
                          Name:  Robert Ivosevich
                          Title: Senior Vice President

     Commitment:          Banks
     ----------           -----

     $ 13,500,000.00      THE FIRST NATIONAL BANK OF BOSTON



                          By:  /s/ Judith C. E. Kelly
                               ------------------------------
                          Name:  Judith C. E. Kelly
                          Title: Vice President

     Commitment:          Banks
     ----------           -----

     $ 13,500,000.00      FIRST UNION NATIONAL BANK OF
                          NORTH CAROLINA



                          By:  /s/ Jane W. Workman
                               ------------------------------
                          Name:  Jane W. Workman
                          Title: Senior Vice President

     Commitment:          Banks
     ----------           -----

     $ 21,000,000.00      MELLON BANK, N.A.

                          By:  /s/ Marc T. Kennedy
                               ------------------------------
                          Name:  Marc T. Kennedy
                          Title: Assistant. Vice President

     Commitment:          Banks
     ----------           -----

     $ 13,500,000.00      NATIONAL WESTMINSTER BANK, Plc



                          By:  /s/ Marilyn A. Windsor
                               ------------------------------
                          Name:  Marilyn A. Windsor
                          Title: Vice President

                          NATIONAL WESTMINSTER BANK, Plc
                          Nassau Branch

                          By:  /s/ Marilyn A. Windsor
                               ------------------------------
                          Name:  Marilyn A. Windsor
                          Title: Vice President

     Commitment:          Banks
     ----------           -----

     $ 21,000,000.00      NATIONSBANK OF TEXAS, N.A.



                          By:  /s/ Todd Shipley
                               ------------------------------
                          Name:  Todd Shipley
                          Title: Senior Vice President

     Commitment:          Banks
     ----------           -----

     $ 13,500,000.00      SOCIETE GENERALE, SOUTHWEST AGENCY



                          By:  /s/ Louis P. Laville, III
                               ------------------------------
                          Name:  Louis P. Laville, III
                          Title: Vice President

     Commitment:          Banks
     ----------           -----

     $ 13,500,000.00      THE SUMITOMO BANK, LIMITED
                          HOUSTON AGENCY



                          By:  /s/ Harumitsu Seki
                               ------------------------------
                          Name:  Harumitsu Seki
                          Title: General Manager

     Commitment:          Banks
     ----------           -----

     $ 25,500,000.00      TEXAS COMMERCE BANK
                          NATIONAL ASSOCIATION



                          By:  /s/ B.B. Wuthrich
                               ------------------------------
                          Name:  B.B. Wuthrich
                          Title: Vice President

     Commitment:          Banks
     ----------           -----

     $ 13,500,000.00      TORONTO DOMINION (TEXAS), INC.



                          By:  /s/ David G. Parker
                               ------------------------------
                          Name:  David G. Parker
                          Title: Vice President

     Commitment:          Banks
     ----------           -----

     $ 21,000,000.00      CITICORP USA, INC.



                          By:  /s/ Marjorie Futornick
                               ------------------------------
                          Name:  Marjorie Futornick
                          Title: Vice President

     Commitment:          Banks
     ----------           -----

     $ 13,500,000.00      COMMERZBANK, AKTIENGESELLSCHAFT,
                          ATLANTA AGENCY



                          By:  /s/ A. K. Bremer
                               ------------------------------
                          Name:  A. K. Bremer
                          Title: Senior Vice President


                          By:  /s/ E. Kagerer
                               ------------------------------
                          Name:  E. Kagerer
                          Title: Assistant Vice President

     Commitment:          Banks
     ----------           -----
     $ 13,500,000.00      UNION BANK OF SWITZERLAND,
                          New York Branch



                          By:  /s/ Michael J Ahearn
                               ------------------------------
                          Name:  Michael J. Ahearn
                          Title: Managing Director


                          By:  /s/ Freddy Imholz
                               ------------------------------
                          Name:  Freddy Imholz
                          Title: Vice President

     Commitment:          Banks
     ----------           -----

     $ 13,500,000.00      THE SAKURA BANK, LIMITED



                          By:  /s/ Akira Hara
                               ------------------------------
                          Name:  Akira Hara
                          Title: General Manager

                          Retiring Bank
                          -------------

                          THE CHASE MANHATTAN BANK, N.A.



                          By:  /s/ Ellen L. Gertzog
                               ------------------------------
                          Name:  Ellen L. Gertzog
                          Title: Vice President